Exhibit 10.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder Agreement”) is made as of the 2nd day of December, 2008 by and among  BERRY PETROLEUM COMPANY, a Delaware corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as LC Issuer, Swing Line Lender and Administrative Agent (in such capacity, “Administrative Agent”), and CALYON NEW YORK BRANCH (“New Lender”).

RECITALS

Borrower, Administrative Agent, LC Issuer, Swing Line Lender and the Lenders named therein are parties to that certain Amended and Restated Credit Agreement dated as of July 15, 2008 (as amended to the date hereof and as otherwise amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”).  All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

Pursuant to Section 2.10 of the Credit Agreement, Borrower has the right to cause from time to time an increase in the Commitments and the Aggregate Commitment by adding to the Credit Agreement, subject to the approval of the Administrative Agent, LC Issuer and Swing Line Lender, an additional Lender which is an Eligible Assignee; provided however (i) no Default shall exist, (ii) no such increase shall result in the Aggregate Commitments exceeding $1,250,000,000, and (iii) no such increase shall be in an amount less than $5,000,000.

AGREEMENT

1. Borrower and New Lender hereby agree that, from and after the date hereof, New Lender shall have the Commitment as set forth on the attached Supplement to Schedule 1.  By its execution and delivery of this Joinder Agreement, New Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement to the extent of such Commitment.  Such Commitment of New Lender shall represent an increase in the Commitments and the Aggregate Commitment pursuant to Section 2.10 of the Credit Agreement.

2. Administrative Agent, LC Issuer, Swing Line Lender and Borrower hereby consent to and approve the Commitment of New Lender and such resulting increase in the Aggregate Commitment pursuant to Section 2.10 of the Credit Agreement.

3. New Lender hereby represents and warrants as follows: (a) it has full power and authority, and has taken all action necessary to execute and deliver this Joinder Agreement, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of any consents that may be required under the Credit Agreement), (c) from and after the Increase Effective Date (hereinafter defined), it shall, to the extent of its Commitment, be bound by the provisions of the Credit Agreement as a Lender thereunder, and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (d) it has

4. received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 (a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (e) if it is a Foreign Lender, attached to this Joinder Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by New Lender; and agrees that (1) it will, independently and without reliance on Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5. This Joinder Agreement shall be effective on the date (the “Increase Effective Date”) that (i) Borrower and New Lender each execute a counterpart hereof and deliver the same to Administrative Agent, (ii) Administrative Agent, LC Issuer and Swing Line Lender execute and deliver a counterpart hereof and (iii) each of the conditions to the increase in the Aggregate Commitment in Section 2.10 of the Credit Agreement shall have occurred.  From and after the Increase Effective Date, New Lender shall be a “Lender” under the Loan Documents.

6. Upon any increase in the Aggregate Commitment pursuant to Section 2.10, Lenders have authorized Administrative Agent and Borrower to make non-ratable borrowings and prepayments of the Loans, and if any such prepayment would result in payments being due under Section 3.4, Borrower shall pay any such required amounts in order to keep the outstanding Loans ratable with any revised Percentage Shares arising from the Commitment under this Joinder Agreement.  On the Increase Effective Date, New Lender shall make a Loan for the account of Borrower to the extent necessary to implement such provisions of Section 2.10 of the Credit Agreement.

7. Borrower (a) represents and warrants that, on and as of the Increase Effective Date, before and after giving effect to the increase in Aggregate Commitment resulting hereunder, (i) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents made by it are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) no Default exists.  Borrower hereby certifies that attached hereto is a true and correct copy of resolutions of the Board of Directors of Borrower authorizing the increase in the Commitments and the Aggregate Commitment as set forth in this Joinder Agreement.

8. Borrower hereby (i) consents to the provisions of this Joinder Agreement and the transactions contemplated herein and (ii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Joinder Agreement and the other documents and instruments executed in connection herewith.

9. This Joinder Agreement may not be amended, changed, waived or modified, except by a writing executed by the parties hereto.

10. This Joinder Agreement embodies the entire agreement among New Lender, Borrower, LC Issuer, Swing Line Lender and Administrative Agent with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

11. This Joinder Agreement may be executed in any number of counterparts each of which shall be deemed to be an original.  Each such counterpart shall become effective when counterparts have been executed by all parties hereto.  Delivery of an executed counterpart of this Joinder Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

12. This Joinder Agreement shall be binding upon and inure to the benefit of New Lender and Borrower and their respective successors and permitted assigns, except that neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.

13. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

Borrower shall execute and deliver to New Lender, as of the Increase Effective Date, a Note in the form attached to the Credit Agreement to evidence the Commitment of New Lender.

[remainder of page is intentionally left blank.]

IN WITNESS WHEREOF, Administrative Agent, LC Issuer, Swing Line Lender,  Borrower and New Lender have executed this Joinder Agreement as of the date shown above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, LC Issuer and Swing Line Lender

By:
Name:
Title:

CALYON NEW YORK BRANCH, as New Lender

By:
Name:
Title:

BERRY PETROLEUM COMPANY,
as Borrower

By:
Name:
     Title:

SUPPLEMENT TO SCHEDULE 1
OF THE CREDIT AGREEMENT

Lender	Percentage Share	Commitment
Calyon New York Branch	6.26043405676	$75,000,000